Exhibit 5.1
February 27, 2009
Natural Resource Partners L.P.
NRP (Operating) LLC
601 Jefferson, Suite 3600
Houston, Texas 77002
Ladies and Gentlemen:
     We have acted as counsel to Natural Resource Partners L.P., a Delaware limited partnership (the “Partnership”), and NRP (Operating) LLC, a Delaware limited liability company (the “Operating Company”), with respect to certain legal matters in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on the date hereof and to which this opinion is an exhibit. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale, from time to time, pursuant to Rule 415 under the Securities Act, of:
     (1) common units representing limited partner interests in the Partnership (the “Common Units”);
     (2) debt securities of the Partnership and/or the Operating Company (the “Debt Securities”); and
     (3) guarantees (the “Guarantees”) of the Debt Securities by certain subsidiaries (the “Guarantors”) of the Partnership and the Operating Company listed in the Registration Statement.
The Common Units, Debt Securities and Guarantees are collectively referred to herein as the “Securities.” We have also participated in the preparation of the prospectus relating to the Registration Statement and included as a part thereof (the “Prospectus”). The Securities may be offered in such amounts and at such prices and on such terms to be determined in light of market conditions at the time of offer and sale and to be set forth in a prospectus supplement to the Prospectus (a “Prospectus Supplement”).
     In rendering the opinions set forth below, we have examined and relied upon (i) the Registration Statement, including the Prospectus; (ii) the Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated April 18, 2007, as amended by Amendment No. 1 (the “Partnership Agreement”); (iii) the Amended and Restated Limited Liability Company Agreement of the Operating Company, dated as of October 17, 2002; (iv) the form of indenture for the Partnership (the “Partnership Indenture”), filed as an exhibit to the Registration Statement, (v) the form of indenture for the Operating Company (the “Operating

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Company Indenture” and, together with the Partnership Indenture, the “Indentures”), filed as an exhibit to the Registration Statement, and (vi) such certificates, statutes and other instruments and documents as we consider appropriate for purposes of the opinions hereafter expressed. In addition, we have reviewed such questions of law as we considered appropriate.
     In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and comply with applicable law; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership and/or the Operating Company and the other parties thereto; (v) the applicable Indenture will have been duly qualified under the Trust Indenture Act of 1939, as amended; (vi) the applicable Indenture and any supplemental indenture relating to a particular series of Debt Securities will have been duly authorized and validly executed and delivered by the parties thereto in the form reviewed by us; and (vii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.
     Based upon and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:
     With respect to the Common Units, when (i) the Partnership has taken all necessary action to approve the issuance of such Common Units, the terms of the offering and related matters, (ii) the applicable definitive purchase, underwriting or similar agreement has been duly authorized and validly executed and delivered by the parties thereto and (iii) the Common Units have been issued and delivered in accordance with terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration therefore provided for therein, then the Common Units will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be limited under Section 17-607 of the Delaware Revised Uniform Limited Partnership Act).
     With respect to the Debt Securities to be issued under the Indentures, when (i) the applicable Indenture relating to the Debt Securities and, if applicable, the related Guarantees, has been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Partnership, the Operating Company and the Guarantors have taken all necessary corporate, limited partnership or limited liability company action to approve the issuance and terms of such Debt Securities and if applicable, the Guarantees, the terms of the offering thereof and related matters; (iii) the terms of such Debt Securities and, if applicable, the Guarantees and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Partnership, the Operating Company or the Guarantors, and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Partnership, the Operating Company or the Guarantors and (iv) such Debt Securities and, if applicable, the related Guarantees, have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and issued and sold as contemplated in the Registration Statement, and upon payment of the consideration for such Debt Securities as provided for in the applicable definitive purchase, underwriting or similar agreement, such Debt Securities and, if applicable, the Guarantees, will be legally issued and such Debt Securities and Guarantees will constitute valid and legally binding obligations of the Partnership, the Operating Company and the Guarantors, as applicable, enforceable against the Partnership, the Operating Company and the Guarantors, as applicable, in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).
The opinions expressed herein are qualified in the following respects:
A.	We have assumed, without independent verification, that the certificates for the Common Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Units.

B.	We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine, and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

C.	We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to the rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

D.	This opinion is limited in all respects to federal law of the United States of America, the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act, the Constitution of the State of Delaware, as interpreted by the courts of the State of Delaware, and the laws of the State of New York.
     We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,
/s/ Vinson & Elkins L.L.P.